Exhibit 10.1

PATENT PURCHASE AGREEMENT

This Patent Purchase Agreement (hereinafter referred to as 'Agreement") is made effective May 15, 2007 (the "Effective Date"), by and between SYNORx, Inc (the `HOLDER") and ImmunoBiotics, Inc. (the "ASSIGNEE").

Recitals

WHEREAS, Thomas P. Lahey and Vithal J. Rajadhyaksha are the inventors of the following Intellectual Property, being all of the rights, title and interest in and to the US Patent No. 6,774,142 (the "PATENT"), filed on September 6, 2002, for Inhibition by 3-doxyflavonoids of T-lymphocyte Activation and Therapies Related Thereto; and

WHEREAS, the INVENTORS transferred all rights, title and interest in the PATENT (the "Patent") to the HOLDER on October 30, 2002, and;

WHEREAS the HOLDER is desirous of transferring ownership (assigning) of the PATENT to the ASSIGNEE and the ASSIGNEE is desirous of accepting ownership (assignment) of the PATENT in exchange for the issuance by the ASSIGNEE of 8,794,042 shares of the ASSIGNEE's common stock.

NOW THEREFORE, in consideration of the term and covenants contained herein the PARTIES hereto agree as follows:

ARTICLE 1:  ASSIGNMENT

The HOLDER hereby grants to ASSIGNEE an Assignment of the PATENT. HOLDER agrees to record transfer of ownership of the PATENT at the United States Patent and Trademark Office by assignment to ASSIGNEE in a timely manner.

ARTICLE 2:  CONSIDERATION

In consideration of the assignment of the PATENT to ASSIGNEE, ASSIGNEE shall pay to the shareholders of the HOLDER 8,794,042 shares of ASSIGNEE. The parties understand that shares issued by ASSIGNEE in connection with the transaction contemplated herein shall be restricted in accordance with Rule 144 of the Securities Act as promulgated under the rules of the United States Securities and Exchange Commission.

    ARTICLE 3:  WARRANTIES AND REPRESENTATIONS OF THE HOLDER represents and warrants that:

1. It is legally entitled to enter into this transaction
2. The patent is free and clear of any liabilities
3. No assignments or licenses are outstanding, EXCEPT for those of HOLDER, which will terminate upon signature of the Agreement

ARTICLE 4:  WARRANTIES AND REPRESENTATIONS OF THE ASSIGNEE

ASSIGNEE represents and warrants that:

1.
The shares issued by it to the shareholders of the HOLDER have been duly authorized and when issued, the shareholders of the Holder will acquire good and valid title to the shares free and clear of any liabilities

IN  TESTIMONY WHEREOF, HOLDER sets its hand and seals this 30th day of August, 2007.

SYNORx, Inc.
By: /s/ Thomas P. Lahey
Thomas P. Lahey, President

IN TESTMONY WHEREOF, ASSIGNEE sets its hand and seals 30th day of August, 2007.

ImmunoBiotics, Inc.

By: /s/Thomas P. Lahey
Thomas P. Lahey, President

State of California )
) ss.:
County of Orange )

On this 30th day o August, 2007, before me, MARY E. WHITE, NOTARY PUBLIC,a Notary Public in and for the State and County aforesaid, personally appeared THOMAS P. LAHEY, proved to me on the basis of satisfactory evidence, to bethe person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his Signature on the instrument the person(s), or the entity upon the behalf of which the person(s) acted, executed the instrument and acknowledged the same to be his free act and deed.

[SEAL]	MARY E. WHITE COMM….1702884 NOTARY PUBLIC-CALIFORNIA ORANGE COUNTY My term exp. November 4, 2010	/s/Mary White Notary Public